EXHIBIT 15.01
July 26, 2006
Hartford Life, Inc.
200 Hopmeadow Street
Simsbury, Connecticut
We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Hartford Life, Inc. and subsidiaries (the “Company”) for the periods ended June 30, 2006 and 2005, as indicated in our report dated July 26, 2006; because we did not perform an audit, we expressed no opinion on that information.
We are aware that our report referred to above, which is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, is incorporated by reference in Registration Statement Nos. 333-28805, 333-28807, and 333-34076 on Form S-8 and Registration Statement Nos. 333-21865, 333-56283, and 333-60944 on Form S-3.
We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
DELOITTE & TOUCHE LLP
Hartford, Connecticut

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